Exhibit 10.5

AMENDMENT TO THIRD FORBEARANCE AGREEMENT
This AMENDMENT TO THIRD FORBEARANCE AGREEMENT (this "Amendment"), dated as of October 30, 2015, is by and between Essex Crane Rental Corp., a Delaware corporation ("Borrower"), Essex Holdings, LLC, a Delaware limited liability company ("Parent"; together with Borrower, collectively, "Loan Parties"), and Wells Fargo Capital Finance, LLC, in its capacity as agent under the Credit Agreement defined below ("Agent"), and all Lenders under such Credit Agreement.
R E C I T A L S:
WHEREAS, Agent, Lenders, Borrower, and Parent have entered into certain financing arrangements pursuant to that certain Fourth Amended and Restated Credit Agreement dated as of May 13, 2014 (as amended, supplemented, extended, renewed, restated, replaced, or otherwise modified, the "Credit Agreement");
WHEREAS, Agent, Lenders, and Borrower entered into that certain Forbearance Agreement dated as of August 20, 2015, pursuant to which Agent and Lenders agreed to forbear from exercising certain of their rights and remedies and provide certain further Loans and other financial accommodations to Borrower solely for the period and on the terms and conditions specified therein, and which forbearance period expired as of September 11, 2015;
WHEREAS, Agent, Lenders, and Borrower have entered into that certain Second Forbearance Agreement dated as of September 15, 2015 (as amended, the "Second Forbearance Agreement"), pursuant to which Agent and Lenders agreed to forbear, until not later than October 2, 2015, from exercising certain of their rights and remedies as a result of the occurrence and continuance of the "Existing Defaults" (as defined in the Second Forbearance Agreement) and provide certain further Loans and other financial accommodations to Borrower solely during the "Forbearance Period" (as defined in the Second Forbearance Agreement), subject to the terms and conditions of the Second Forbearance Agreement;
WHEREAS, Agent, Lenders, and Loan Parties have entered into that certain Third Forbearance Agreement dated as of October 7, 2015 (as amended hereby, the "Third Forbearance Agreement"), pursuant to which Agent and Lenders agreed to forbear, until not later than November 13, 2015, from exercising certain of their rights and remedies as a result of the occurrence and continuance of the Existing Defaults and provide certain further Loans and other financial accommodations to Borrower solely during the Forbearance Period, subject to the terms and conditions of the Third Forbearance Agreement;
WHEREAS, Loan Parties have requested that, subject to the terms and conditions of this Amendment, Agent and Lenders agree to amend the Third Forbearance Agreement in certain respects as set forth herein; and
WHEREAS, subject to the terms and conditions contained in this Amendment, Agent and Lenders are willing to agree to amend the Third Forbearance Agreement in certain respects solely on the terms and conditions specified herein.
NOW, THEREFORE, in consideration of the foregoing, and the respective agreements, warranties, and covenants contained herein, the parties hereto agree as follows:
SECTION 1. DEFINITIONS
1.1    Interpretation. All capitalized terms used herein (including the recitals hereto) will have the respective meanings ascribed thereto in the Third Forbearance Agreement or, if not defined therein, in the Credit Agreement unless otherwise defined herein. The foregoing recitals, together with all exhibits attached hereto, are incorporated by this reference and made a part of this Amendment. Unless otherwise provided herein, all section and exhibit references herein are to the corresponding sections and exhibits of this Amendment.
SECTION 2. ACKNOWLEDGMENTS
2.1.    Acknowledgment of Obligations. Each Loan Party hereby acknowledges, confirms, and agrees that as of the close of business on October 6, 2015: (a) Borrower is indebted to the Revolving Lenders in respect of the Revolving Loans in the principal amount of $120,527,586.97, (b) Borrower is indebted to the Term Lenders in respect of the Term Loan in the principal amount of $30,000,000.00 plus $690,173.40 in PIK interest, and (c) Borrower is indebted to Issuing Bank in respect of the Letter of Credit Usage in the principal amount of $24,630.00.  Each Loan Party hereby acknowledges, confirms, and agrees that all such Obligations (of which not less than $32,083,561.00 constituted an Overadvance as of the close of business on October 6, 2015, calculated using Collateral values reported by Borrower as of August 31, 2015 (the "Initial Overadvance"), together with interest accrued and accruing thereon, and all fees, costs, expenses, and other charges now or hereafter payable to Agent or Lenders, in

Exhibit 10.5

each case in accordance with the terms of the Loan Documents, are unconditionally owing by each Loan Party, without offset, defense, or counterclaim of any kind, nature, or description whatsoever.
2.2.    Acknowledgment of Security Interests. Each Loan Party hereby acknowledges, confirms, and agrees that Agent has, and will continue to have, valid, enforceable, and perfected first-priority continuing Liens upon and security interests in the Collateral heretofore granted to Agent, for the benefit of Agent and Lenders, pursuant to the Guaranty and Security Agreement and the other Loan Documents or otherwise granted to or held by Agent, for the benefit of Agent and Lenders.
2.3.    Binding Effect of Documents. Each Loan Party hereby acknowledges, confirms and agrees that: (a) this Amendment constitutes a Loan Document; (b) each of the Credit Agreement, the Third Forbearance Agreement, and the other Loan Documents to which it is a party has been duly executed and delivered to Agent by such Loan Party, and each is and will remain in full force and effect as of the date hereof except as modified pursuant hereto; (c) the agreements and obligations of such Loan Party contained in such documents and in this Amendment constitute legal, valid, and binding Obligations, enforceable in accordance with their respective terms, and such Loan Party has no valid defense to the enforcement of such Obligations; (d) Agent and Lenders are and will be entitled to the rights, remedies, and benefits provided for under the Credit Agreement and the other Loan Documents and applicable law; and (e) during the Forbearance Period, such Loan Party shall comply with all limitations, restrictions, or prohibitions that would otherwise be effective or applicable under the Credit Agreement or any of the other Loan Documents during the continuance of any Event of Default, and except to the extent expressly provided otherwise in this Amendment, any right or action of such Loan Party set forth in the Credit Agreement or the other Loan Documents that is conditioned on the absence of any Event of Default may not be exercised or taken as a result of the Existing Defaults.
2.4.    Acknowledgment of Default. Each Loan Party hereby acknowledges and agrees that the Existing Defaults have occurred and are continuing (or are expected to occur and be continuing), each of which constitutes (or will constitute) an Event of Default and entitles Agent and Lenders to exercise their respective rights and remedies under the Credit Agreement and the other Loan Documents, applicable law, or otherwise. Each Loan Party represents and warrants that as of the date hereof, no Events of Default exist other than the Existing Defaults. Each Loan Party hereby acknowledges and agrees that Agent and Lenders have the exercisable right to declare the Obligations to be immediately due and payable under the terms of the Credit Agreement and the other Loan Documents based on the Existing Defaults, subject to the terms of Section 3.2 of the Third Forbearance Agreement. Each Loan Party acknowledges and agrees that, subject to the terms of the Third Forbearance Agreement, Revolving Lenders are no longer obligated to make any further Revolving Loans as a result of the Existing Defaults.
SECTION 3. CERTAIN AMENDMENTS, AGREEMENTS, AND COVENANTS
3.1.    Amendments to the Third Forbearance Agreement. In reliance upon the representations, warranties, and covenants of Borrower and Parent contained herein, and subject to the terms and conditions of this Amendment and any documents or instruments executed in connection herewith, effective as of the date hereof, the Third Forbearance Agreement is hereby amended as follows:
(a)The definition of "Forbearance Period" set forth in Section 1.2(b) of the Third Forbearance Agreement is hereby amended by deleting the reference to "November 13, 2015" contained in subsection (i) thereof and replacing such reference with "November 20, 2015".
(b)Section 4.9 of the Third Forbearance Agreement is hereby amended by: (1) deleting the reference to "October 30, 2015" therein and replacing such reference with "November 6, 2015"; and, (2) deleting the reference to "November 6, 2015" therein and replacing such reference with "November 9, 2015."
(c)The Budget attached at Exhibit A to the Third Forbearance Agreement (Budget) is hereby deemed supplemented by the one (1) week period set forth at Exhibit A hereto.
(d)Exhibit B attached to the Third Forbearance Agreement (Existing Defaults) is hereby amended and restated in its entirety as set forth at Exhibit B hereto.
3.2.    No Waivers; Reservation of Rights.
(a)Agent and Lenders have not waived, are not by this Amendment waiving, and have no intention of waiving, any Events of Default which may be continuing on the date hereof or any Events of Default which may occur after the date hereof (whether the same or similar to the Existing Defaults or otherwise), and Agent and Lenders have not agreed to forbear

Exhibit 10.5

with respect to any of their rights or remedies concerning any Events of Default (other than, during the Forbearance Period, the Existing Defaults to the extent expressly set forth in the Third Forbearance Agreement) occurring at any time.
(b)Subject to Section 3.2 of the Third Forbearance Agreement (solely with respect to the Existing Defaults), Agent and Lenders reserve the right, in their discretion, to exercise any or all of their rights and remedies under the Credit Agreement and the other Loan Documents as a result of any other Events of Default occurring at any time. Agent and Lenders have not waived any of such rights or remedies, and nothing in this Amendment, and no delay on their part in exercising any such rights or remedies, may or will be construed as a waiver of any such rights or remedies.
3.3.    Additional Events of Default. The parties hereto acknowledge, confirm, and agree that any misrepresentation by any Loan Party, or any failure of any Loan Party to comply with the covenants, conditions, and agreements contained in this Amendment or in the Third Forbearance Agreement will constitute an immediate Event of Default under this Amendment, the Third Forbearance Agreement, and each of the other Loan Documents. Notwithstanding the existence of the Forbearance Period, in the event that any Person, other than Agent or Lenders, at any time exercises for any reason (including, without limitation, by reason of any Existing Defaults, any other present or future Event of Default, or otherwise) any of its rights or remedies against any Loan Party or any other obligor providing credit support for the Obligations, or against any Loan Party's or such other obligor's properties or assets, in each case, of the type that would constitute an Event of Default under the terms and provisions of the Credit Agreement and the other Loan Documents, then such occurrence shall also be deemed to constitute an immediate Event of Default hereunder and under the Credit Agreement and the other Loan Documents.
SECTION 4. REPRESENTATIONS AND WARRANTIES
Each Loan Party hereby represents, warrants, and covenants as follows:
4.1.    Representations in the Credit Agreement and the Other Loan Documents. Each of the representations and warranties made by or on behalf of any Loan Party to Agent or any Lender in the Credit Agreement or any of the other Loan Documents was true and correct in all material respects when made, and is, except (a) for the Existing Defaults (or the facts and circumstances resulting therein), (b) to the extent updated by amended and restated disclosure schedules provided to Agent and certified by an officer of Borrower, or (c) to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date, true and correct in all material respects on and as of the date of this Amendment with the same full force and effect as if each of such representations and warranties had been made by such Loan Party on the date hereof and in this Amendment; provided, that all such foregoing materiality modifiers shall not apply in respect of those representations and warranties that by their terms are subject to conditions of materiality under the Credit Agreement.
4.2.    Binding Effect of Documents. This Amendment has been duly authorized, executed, and delivered to Agent and Lenders by each Loan Party, is enforceable in accordance with its terms, and is in full force and effect.
4.3.    No Conflict. The execution, delivery, and performance of this Amendment by Loan Parties will not violate any requirement of law or contractual obligation of any Loan Party where any such violation could individually or in the aggregate reasonably be expected to have a Material Adverse Effect and will not result in, or require, the creation or imposition of any Lien on any of their properties or revenues (other than Lien of Agent or Permitted Liens).
SECTION 5. CONDITIONS TO EFFECTIVENESS OF CERTAIN PROVISIONS OF THIS AMENDMENT
Unless otherwise specified herein, the terms and provisions of this Amendment will be effective immediately upon satisfaction or existence of all of the following conditions:
(a)Agent's receipt of this Amendment, duly authorized, executed, and delivered by all Lenders and all Loan Parties;
(b)Borrower's reimbursement of all costs and expenses of Agent and Lenders reimbursable pursuant to the terms of the Loan Documents, incurred and invoiced on or prior to the closing date of this Amendment;
(c)Agent's receipt from Parent of a duly executed and delivered Consent and Reaffirmation in the form as attached as Exhibit C;

Exhibit 10.5

(d)Agent's receipt from each Loan Party of evidence of their respective corporate authority to execute, deliver, and perform their respective obligations under this Amendment and all other agreements and documents executed in connection therewith; and
(e)No Default or Event of Default (other than the Existing Defaults) shall have occurred and be continuing.
SECTION 6. MISCELLANEOUS
6.1.    Continuing Effect of Loan Documents. Except as modified pursuant hereto, no other changes or modifications to the Third Forbearance Agreement, the Credit Agreement, or any other Loan Document are intended or implied by this Amendment and in all other respects the Third Forbearance Agreement, the Credit Agreement and the other Loan Documents hereby are ratified and confirmed by all parties hereto as of the date hereof. To the extent of any conflict between the terms of this Amendment and the Third Forbearance Agreement, the terms of this Amendment will govern and control.
6.2.    Costs and Expenses. Borrower reaffirms and acknowledges its obligations to pay Lender Group Expenses pursuant to Section 2.5 of the Credit Agreement, including, without limitation, all fees, costs, and expenses incurred by Agent in connection with the preparation, negotiation, execution, delivery, or enforcement of this Amendment.
6.3.    Further Assurances. At Borrower's expense, the parties hereto will execute and deliver such additional documents and take such further action as may be necessary or reasonably requested by Agent to effectuate the provisions and purposes of this Amendment.
6.4.    Successors and Assigns; No Third-Party Beneficiaries. This Amendment will be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns. No Person other than the parties hereto, and in the case of Section 6.6 and Section 6.7 hereof, the Releasees, shall have any rights hereunder or be entitled to rely on this Amendment, and all third-party beneficiary rights (other than the rights of the Releasees under Section 6.6 and Section 6.7 hereof) are hereby expressly disclaimed.
6.5.    Survival of Representations, Warranties and Covenants. All representations, warranties, covenants, and releases of Loan Parties made in this Amendment or any other document furnished in connection with this Amendment will survive the execution and delivery of this Amendment and the Forbearance Period, and no investigation by Agent or any Lender, or any closing, will affect the representations and warranties or the right of Agent and Lenders to rely upon them.
6.6.    Release.
(a)In consideration of the agreements of Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Loan Party, on behalf of itself and its successors and assigns, and its present and former members, managers, shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents, legal representatives, and other representatives (Loan Parties and all such other Persons being hereinafter referred to collectively as the "Releasing Parties" and individually as a "Releasing Party"), hereby absolutely, unconditionally, and irrevocably releases, remises, and forever discharges Agent, each Lender, and each of their respective successors and assigns, and their respective present and former shareholders, members, managers, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents, legal representatives, and other representatives (Agent, Lenders, and all such other Persons being hereinafter referred to collectively as the "Releasees" and individually as a "Releasee"), of and from any and all demands, actions, causes of action, suits, damages, and any and all other claims, counterclaims, defenses, rights of set‑off, demands, and liabilities whatsoever (individually, a "Claim" and collectively, "Claims") of every kind and nature, known or unknown, suspected or unsuspected, at law or in equity, which any Releasing Party or any of its successors, assigns, or other legal representatives may now or hereafter own, hold, have, or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause, or thing whatsoever which arises at any time on or prior to the date of this Amendment for or on account of, in relation to, or in any way in connection with this Amendment, the Third Forbearance Agreement, the Credit Agreement, any of the other Loan Documents, or any of the transactions hereunder or thereunder.
(b)Each Loan Party understands, acknowledges, and agrees that the release set forth above may be pleaded as a full and complete defense to any Claim and may be used as a basis for an injunction against any action, suit, or other proceeding which may be instituted, prosecuted, or attempted in breach of the provisions of such release.
(c)Each Loan Party agrees that no fact, event, circumstance, evidence, or transaction which could now be asserted or which may hereafter be discovered will affect in any manner the final, absolute, and unconditional nature of the release set forth above.

Exhibit 10.5

6.7.    Covenant Not to Sue. Each Loan Party hereby absolutely, unconditionally and irrevocably covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding, or otherwise) any Releasee on the basis of any Claim released, remised, and discharged by any Releasing Party pursuant to Section 6.6 above. If any Releasing Party violates the foregoing covenant, each Loan Party, for itself and its successors and assigns, and its present and former members, managers, shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents, legal representatives, and other representatives, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys' fees and costs incurred by any Releasee as a result of such violation.

6.8.    Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable will not impair or invalidate the remainder of this Amendment.

6.9.    Reviewed by Attorneys. Each Loan Party represents and warrants to Agent and Lenders that it (a) understands fully the terms of this Amendment and the consequences of the execution and delivery of this Amendment; (b) has been afforded an opportunity to discuss this Amendment with, and have this Amendment reviewed by, such attorneys and other persons as any Loan Party may wish; and (c) has entered into this Amendment and executed and delivered all documents in connection herewith of its own free will and accord and without threat, duress, or other coercion of any kind by any Person. The parties hereto acknowledge and agree that neither this Amendment nor the other documents executed pursuant hereto will be construed more favorably in favor of one than the other based upon which party drafted the same, it being acknowledged that all parties hereto contributed substantially to the negotiation and preparation of this Amendment and the other documents executed pursuant hereto or in connection herewith.

6.10.    Disgorgement. If Agent or any Lender is, for any reason, compelled by a court or other tribunal of competent jurisdiction to surrender or disgorge any payment, interest, or other consideration described hereunder to any person because the same is determined to be void or voidable as a preference, fraudulent conveyance, impermissible set-off or for any other reason, such indebtedness or part thereof intended to be satisfied by virtue of such payment, interest, or other consideration will be revived and continue as if such payment, interest, or other consideration had not been received by Agent or such Lender, and Loan Parties will be liable to, and will indemnify, defend, and hold Agent or such Lender harmless for, the amount of such payment or interest surrendered or disgorged. The provisions of this Section will survive repayment of the Obligations or any termination of the Credit Agreement or any other Loan Document.

6.11.    Tolling of Statute of Limitations. Each and every statute of limitations or other applicable law, rule, or regulation governing the time by which Agent must commence legal proceedings or otherwise take any action against any Loan Party with respect to any breach or default that exists on or prior to the expiration or termination of the Forbearance Period and arises under or in respect of the Credit Agreement or any other Loan Document shall be tolled during the Forbearance Period. Each Loan Party agrees, to the fullest extent permitted by law, not to include such period of time as a defense (whether equitable or legal) to any legal proceeding or other action by Agent in the exercise of its rights or remedies referred to in the immediately preceding sentence.

6.12.    Relationship. Each Loan Party agrees that the relationship between it, on one hand, and Agent and Lenders, on the other hand, is that of creditor and debtor and not that of partners or joint venturers. This Amendment does not constitute a partnership agreement or any other association among the parties. Each Loan Party acknowledges that Agent and each Lender has acted at all times only as a creditor to it within the normal and usual scope of the activities normally undertaken by a creditor and in no event has Agent or any Lender attempted to exercise any control over it or its business or affairs. Each Loan Party further acknowledges that Agent and each Lender has not taken or failed to take any action under or in connection with its respective rights under the Credit Agreement or any of the other Loan Documents that in any way, or to any extent, has interfered with or adversely affected its ownership of Collateral.

6.13.    No Effect on Rights Under Subordination and Intercreditor Agreements. Agent's and Lenders' agreement to forbear pursuant to Section 3.2 of the Third Forbearance Agreement shall not extend to any of their respective rights or remedies under any subordination, intercreditor, or similar agreement to which Agent or any Lender is party, it being understood that the Existing Defaults shall at all times constitute Events of Default for purposes of any and all such agreements notwithstanding such agreement to forbear in Section 3.2 of the Third Forbearance Agreement, and Agent and Lenders shall at all times be permitted to enforce all rights and remedies in respect thereof (including, without limitation, blocking payments to any holders of subordinated obligations in accordance with the terms of such agreements).

6.14.    Governing Law: Consent to Jurisdiction and Venue. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THE CREDIT AGREEMENT AND ANY OF THE OTHER LOAN DOCUMENTS, THIS AMENDMENT, THE THIRD FORBEARANCE AGREEMENT, THE CREDIT AGREEMENT, AND THE OTHER LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER WILL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS, WITHOUT

Exhibit 10.5

REGARD TO CONFLICTS OF LAWS PRINCIPLES. EACH LOAN PARTY HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN COOK COUNTY, ILLINOIS WILL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN IT AND AGENT OR ANY LENDER PERTAINING TO THIS AMENDMENT OR THE CREDIT AGREEMENT OR THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AMENDMENT OR THE CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS; AND FURTHER PROVIDED, THAT NOTHING IN THIS AMENDMENT WILL BE DEEMED OR OPERATE TO PRECLUDE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE OBLIGATIONS, TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF AGENT. EACH LOAN PARTY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH LOAN PARTY HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE, OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH LOAN PARTY HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO IT AT THE ADDRESS SET FORTH IN THE CREDIT AGREEMENT AND THAT SERVICE SO MADE WILL BE DEEMED COMPLETED UPON THE EARLIER OF ITS ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER THE SAME HAS BEEN POSTED.

6.15.    Mutual Waiver of Jury Trial. THE PARTIES HERETO WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE BETWEEN AGENT OR ANY LENDER AND ANY LOAN PARTY ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AMENDMENT OR THE CREDIT AGREEMENT OR THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

6.16.    Counterparts. This Amendment may be executed and delivered via facsimile or email (in .pdf format) transmission with the same force and effect as if an original were executed, and may be executed in any number of counterparts, but all of such counterparts will together constitute but one and the same agreement.

[Signature Pages Follow]

Exhibit 10.5

IN WITNESS WHEREOF, this Agreement is executed and delivered as of the day and year first above written.

ESSEX CRANE RENTAL CORP.,
As Borrower

By:	/s/ Kory Glen
Name:	Kory Glen
Title:	Chief Financial Officer

ESSEX HOLDINGS, LLC,
As Guarantor and a Loan Party

By:	/s/ Kory Glen
Name:	Kory Glen
Title:	Chief Financial Officer

WELLS FARGO CAPITAL FINANCE, LLC,
As Agent and Lender

By:	/s/ Laura Nickas
Name:	Laura Nickas
Title:	Authorized Signatory

PNC BANK, NATIONAL ASSOCIATION,
As a Lender

By:	/s/ James Simpson
Name:	James Simpson
Title:	Vice President

ALOSTAR BANK OF COMMERCE,
As a Lender

By:	/s/ Daryn Veney
Name:	Daryn Veney
Title:	Vice President

KAYNE SENIOR CREDIT FUND (QP), L.P.,
As a Lender

By:	/s/ Albert M. Ricchio
Name:	Albert M. Ricchio
Title:	Managing Partner

Exhibit 10.5

KAYNE SENIOR CREDIT FUND, L.P.,
As a Lender

By:	/s/ Albert M. Ricchio
Name:	Albert M. Ricchio
Title:	Managing Partner

1492 CAPITAL, LLC,
As a Lender

By:	/s/ Thomas A. Shanklin
Name:	Thomas A. Shanklin
Title:	Authorized Signatory

MEDLEY CAPITAL CORPORATION,
As a Lender

By:	/s/ Richard T. Allorto
Name:	Richard T. Allorto
Title:	Chief Financial Officer